CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in the Registration Statement (Form S-4) of FMG Acquisition Corp, covering the registration of 8,750,000 shares of common stock.

/s/ Rothstein Kass & Company
Roseland, NJ
June 13, 2008